Exhibit 23-c

CONSENT OF COUNSEL

We hereby consent to the reference to this firm and to the inclusion of the summary of our opinion under the caption “Tax Consequences” in the Prospectus related to this Registration Statement on Form S-8 filed by Rockwell Automation, Inc.

/s/ Chadbourne & Parke LLP

Chadbourne & Parke LLP

30 Rockefeller Plaza

New York, New York 10112

April 4, 2012